Exhibit 8.1

SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Place of Incorporation
1. 7 Days Inn Group (HK) Limited	Hong Kong
2. 7 Days Inn (HK) Investment Co., Limited	Hong Kong
3. 7 Days Inn (Shenzhen) Co., Ltd.	PRC
4. Guangzhou Seven Software Development Co., Ltd.	PRC
5. Guangzhou 7 Days Four Seasons Hotel Management Co., Ltd.	PRC
6. Guangzhou Sairu Software Development Co., Ltd.	PRC
7. Guangzhou 7 Days Hotel Management Co., Ltd.	PRC
8. Guangzhou 7 Days Inn Co., Ltd.	PRC
9. Chengdu 7 Days Hotel Management Co., Ltd.	PRC
10. Fuzhou Gulou District 7 Days Hotel Management Co., Ltd.	PRC
11. Guiyang 7 Days Hotel Management Co., Ltd.	PRC
12. Wuhan 7 Days Hotel Management Co., Ltd.	PRC
13. Xi’an 7 Days Hotel Management Co., Ltd.	PRC
14. Tianjin 7 Days Hotel Management Co., Ltd.	PRC
15. Jinan 7 Days Hotel Management Co., Ltd.	PRC
16. Guiyang Nanming 7 Days Hotel Management Co., Ltd.	PRC
17. Foshan 7 Days Inn Co., Ltd.	PRC
18. Shenyang 7 Days Hotel Management Co., Ltd.	PRC
19. Kunming 7 Days Hotel Management Co., Ltd.	PRC
20. Nanjing 7 Days Speedy Hotel Management Co., Ltd.	PRC
21. Hefei 7 Days Hotel Management Co., Ltd.	PRC
22. Nanjing 7 Days Sabo Hotel Management Co., Ltd.	PRC
23. Shanghai 7 Days Investment Management Co., Ltd.	PRC
24. Guangzhou 7 Days Four Seasons Apparel Co., Ltd.	PRC
25. Guangzhou Haoyu Inn Co., Ltd.	PRC
26. Nanchang 7 Days Hotel Management Co., Ltd.	PRC
27. Guangzhou Zhongke Hotel Enterprise Management Co., Ltd	PRC
28. Guizhou Yijiaju Hotel Management Co., Ltd.	PRC
29. Xiamen Xinqitian Hotel Management Co., Ltd.	PRC
30. Chengdu 7 Days Four Seasons Hotel Management Co., Ltd	PRC
31. 7 Days Speedy Hotel Management (Beijing) Co., Ltd.	PRC
32. Shanghai 7 Days Hotel Management Co., Ltd.	PRC
33. Beijing 7 Days Four Seasons Hotel Management Co., Ltd.	PRC
34. Beijing 7 Days Impression Hotel Management Co., Ltd.	PRC
35. Beijing 7 Days Sunshine Hotel Management Co., Ltd.	PRC
36. Guangzhou 7 Days Baichuan Investment Management Co., Ltd.	PRC
37. Ningbo Yiju Business Hotel Management Co., Ltd.	PRC
38. Shanghai Qijia Hotel Management Co., Ltd.	PRC
39. Shenzhen 7 Days Baoda Hotel Management Co., Ltd.	PRC